Exhibit 31.4

CERTIFICATION

I, Kevin Lind, certify that:

1.    I have reviewed this Amendment No. 1 to annual report on Form 10-K of Arena Pharmaceuticals, Inc.; and

2.    Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

Date: May 5, 2017	/s/ Kevin Lind
Kevin Lind, Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)